Exhibit 99.1

L BRANDS REPORTS RECORD THIRD QUARTER 2014 EARNINGS

- PROVIDES FOURTH QUARTER AND RAISES FULL-YEAR 2014 EARNINGS GUIDANCE -

Columbus, Ohio, Nov. 19, 2014 - L Brands, Inc. (NYSE: LB) today reported 2014 third quarter results.

Third Quarter Results
Earnings per share for the third quarter ended Nov. 1, 2014, increased 42 percent to a record $0.44 compared to $0.31 for the quarter ended Nov. 2, 2013. Third quarter operating income increased 35 percent to $284.1 million compared to $211.0 million last year, and net income was $131.8 million compared to $92.0 million last year.

The company reported net sales of $2.319 billion for the third quarter ended Nov. 1, 2014, an increase of 7 percent compared to sales of $2.171 billion for the quarter ended Nov. 2, 2013. The company reported a comparable store sales increase of 5 percent for the quarter ended Nov. 1, 2014.

2014 Outlook
The company stated that it expects 2014 fourth quarter earnings per share to be $1.61 to $1.71, which is consistent with its previous guidance. The company raised its full-year earnings forecast to $3.21 to $3.31 per share from $3.03 to $3.18 previously, which includes the previously announced estimated full-year negative impact of about $0.10 to $0.12 related to the exit of certain non-core categories in the Victoria’s Secret direct and beauty businesses to allow the brand to focus on faster growing, more profitable product lines.

Earnings Call Information
L Brands will conduct its third quarter earnings call at 9 a.m. Eastern on Nov. 20. To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978). For an audio replay, call 1-855-859-2056 (conference ID 33156271) (international replay number: 1-404-537-3406 (conference ID 33156271)) or log onto www.LB.com. Additional third quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,971 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in about 600 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the third quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the third quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2013 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
THIRD QUARTER 2014

Comparable Store Sales Increase (Decrease):

	Third Quarter 2014	Third Quarter 2013	Year-to-Date 2014	Year-to-Date 2013

Victoria's Secret[1]	3%	4%	3%	2%
Bath & Body Works[1]	7%	2%	4%	3%
L Brands	5%	3%	3%	3%
Victoria's Secret Direct Sales	2%	(1%)	0%	(4%)

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Third Quarter 2014	Third Quarter 2013	Year-to-Date 2014	Year-to-Date 2013

Victoria's Secret Stores[1]	$1,177.6	$1,104.1	$3,785.9	$3,570.4
Victoria's Secret Direct	274.7	268.9	1,015.4	1,011.6
Total Victoria's Secret	$1,452.3	$1,373.0	$4,801.3	$4,582.0
Bath & Body Works[1]	$602.7	$558.0	$1,771.1	$1,686.5
Bath & Body Works Direct	56.7	48.7	174.5	149.0
Total Bath & Body Works	$659.4	$606.7	$1,945.6	$1,835.5
VS & BBW International[2]	$80.0	$59.8	$230.4	$146.5
Other	$127.2	$131.6	$408.1	$391.0
L Brands	$2,318.9	$2,171.1	$7,385.4	$6,955.0

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 11/1/14

Victoria's Secret U.S.	977	9	(4)	982
PINK U.S.	83	32	(1)	114
Victoria's Secret Canada	24	6	—	30
PINK Canada	10	—	—	10
Total Victoria's Secret	1,094	47	(5)	1,136

Bath & Body Works U.S.	1,559	13	(11)	1,561
Bath & Body Works Canada	79	10	(1)	88
Total Bath & Body Works	1,638	23	(12)	1,649

Victoria's Secret U.K.	5	4	—	9
Henri Bendel	29	—	—	29
La Senza Canada	157	—	(9)	148
Total L Brands Stores	2,923	74	(26)	2,971

Total Franchise Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 11/1/14

Victoria's Secret Beauty & Accessories	198	54	(7)	245
VS International (Full Assortment)	4	4	—	8
BBW International	55	13	(1)	67
La Senza International	331	3	(66)	268
Total Franchise Stores	588	74	(74)	588

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED NOVEMBER 1, 2014 AND NOVEMBER 2, 2013
(Unaudited)
(In thousands except per share amounts)

	2014	2013
Net Sales	$2,318,851	$2,171,087
Costs of Goods Sold, Buying and Occupancy	(1,372,424)	(1,314,378)
Gross Profit	946,427	856,709
General, Administrative and Store Operating Expenses	(662,314)	(645,683)
Operating Income	284,113	211,026
Interest Expense	(80,344)	(76,840)
Other Income	701	7,238
Income Before Income Taxes	204,470	141,424
Provision for Income Taxes	72,662	49,440
Net Income	$131,808	$91,984

Net Income Per Diluted Share	$0.44	$0.31

Weighted Average Shares Outstanding	298,134	296,544

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTY-NINE WEEKS ENDED NOVEMBER 1, 2014 AND NOVEMBER 2, 2013
(Unaudited)
(In thousands except per share amounts)

	2014	2013
Net Sales	$7,385,392	$6,954,997
Costs of Goods Sold, Buying and Occupancy	(4,412,513)	(4,168,252)
Gross Profit	2,972,879	2,786,745
General, Administrative and Store Operating Expenses	(1,976,712)	(1,906,733)
Operating Income	996,167	880,012
Interest Expense	(246,297)	(232,181)
Other Income	6,314	11,243
Income Before Income Taxes	756,184	659,074
Provision for Income Taxes	279,037	245,674
Net Income	$477,147	$413,400

Net Income Per Diluted Share	$1.60	$1.40

Weighted Average Shares Outstanding	297,600	295,734

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com